EX-99.1  FORM 3 JOINT FILER INFORMATION

Name:  Speedway Motorsports, Inc.

Address: 5555 Concord Parkway South, Concord, North Carolina 28027

Designated Filer:  SMISC Holdings, Inc.

Issuer & Ticker Symbol:  Action Performance Companies, Inc. (ATN)

Date of Event Requiring Statement:  08/29/2005


Signature:    /s/ William R. Brooks
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              Name: William R. Brooks
              Executive Vice President and Chief Financial Officer
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Name:  O. Bruton Smith

Address: 5555 Concord Parkway South, Concord, North Carolina 28027

Designated Filer:  SMISC Holdings, Inc.

Issuer & Ticker Symbol:  Action Performance Companies, Inc. (ATN)

Date of Event Requiring Statement:  08/29/2005


Signature:    /s/ O. Bruton Smith
             ------------------------
              Name: O. Bruton Smith
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Name:  Marcus G. Smith

Address: 5555 Concord Parkway South, Concord, North Carolina 28027

Designated Filer:  SMISC Holdings, Inc.

Issuer & Ticker Symbol:  Action Performance Companies, Inc. (ATN)

Date of Event Requiring Statement:  08/29/2005


Signature:    /s/ Marcus G. Smith
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              Name: Marcus G. Smith